Exhibit 10.2
AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT  is made effective as of the 12th day of August, 2010 (this “Amendment”), by and among CPG International Holdings LP (“CPG LP”), a Delaware limited partnership, and its wholly owned subsidiaries, CPG International Inc., a Delaware corporation (“CPG International”), CPG International I Inc., a Delaware corporation (“CPG”), AZEK Building Products, Inc., a Delaware corporation (“AZEK”) and Scranton Products Inc., a Delaware corporation (“Employer,” together with CPG LP, CPG International, CPG and AZEK, the “Companies” and each individually a “Company”), and Donald C. Wharton (the “Executive,” together with the Companies, the “Parties”).

WHEREAS, on March 26, 2009, the Parties entered into an Employment Agreement, which sets forth the terms of the Executive’s employment with Employer (the “Employment Agreement”); and

WHEREAS, the Parties hereby desire to amend the terms of the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.	Termination of Employment. Section 5(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 5.5(a).

5.	Termination of Employment.

(a)            If, during the Term, the Executive’s employment is terminated for any reason, the Employer shall be obligated to pay the Executive all earned but unpaid Base Compensation, unpaid expense reimbursements and accrued but unused vacation (the “Accrued Amounts”).  If, during the Term, the Executive’s employment is terminated by the Employer other than for Cause, Employer shall be obligated, in addition to the payment of the Accrued Amounts, to continue to pay the Executive’s Base Compensation at the rate then in effect for a period of twelve (12) months following the termination date (the “Termination Payments”).  Employer’s obligation to make the Termination Payments shall be conditioned upon (i) the absence of a breach by the Executive of the Noncompetition Agreement and (ii) Executive’s execution, delivery and non-revocation of a valid and enforceable general release of claims in a form reasonably acceptable to Employer (the “Release”).  Subject to Section 5(b), the Termination Payment shall be paid in installments on Employer’s regular payroll dates occurring during the twelve (12) month period immediately following the effectiveness of the Release.  The Accrued Amounts shall be paid within thirty (30) days following the termination date.

2.	Confirmation of Employment Agreement. In all other respects the Employment Agreement shall remain in effect and is hereby confirmed by the parties.

3.
Governing Law.  The validity, interpretation, construction, performance and enforcement of this Amendment shall be governed by the laws of the State of New York, without application of conflict of laws principles.

4.
Counterparts.  This Amendment may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument.  It shall not be necessary in making proof of this Amendment or any counterpart hereof to produce or account for any of the other counterparts.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective as of the date hereof.

	CPG INTERNATIONAL HOLDINGS LP		CPG INTERNATIONAL INC.
By:	CPG Holding I LLC
Its General Partner

By:	/s/ Amy C. Bevacqua____	By:	/s/ Amy C. Bevacqua____
	Name: Amy C. Bevacqua		Name: Amy C. Bevacqua
	Title: Vice President		Title: Vice President

	CPG INTERNATIONAL I INC.		AZEK BUILDING PRODUCTS, INC.

By:	/s/ Amy C. Bevacqua____	By:	/s/ Amy C. Bevacqua____
	Name: Amy C. Bevacqua		Name: Amy C. Bevacqua
	Title: Vice President		Title: Vice President

	SCRANTON PRODUCTS INC.		EXECUTIVE

By:	/s/ Amy C. Bevacqua____		/s/ Donald C. Wharton
	Name: Amy C. Bevacqua		Donald C. Wharton
Title: Vice President